Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-205680 on Form S-3 of our report dated March 2, 2015, relating to the consolidated financial statements of Southern Power Company and Subsidiary Companies, appearing in the Annual Report on Form 10-K of Southern Power Company for the year ended December 31, 2014, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/Deloitte & Touche LLP

Atlanta, Georgia
August 20, 2015